Exhibit 3.182

NSC Houston, Inc,

BY-LAWS

ARTICLE I

CORPORATE OFFICES

Section 1. Texas Registered Office. The registered office of the corporation in the State of Texas may, but need not, be identical with the principal office in the State of Texas, and the address of the registered office may be changed from time to time by the board of directors.

Section 2. Other Offices. The principal office of the corporation in the State of Illinois shall initially be located in the City of Chicago and County of Cook. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Times and Places of Meetings. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of shareholders, commencing with the year 1996, shall be held on the second Tuesday of September if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10 A.M., or at such other time as may be provided in a resolution by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

Section 3. Special Meetings. Special meetings of shareholders may be called by the president, by the board of directors, by the holders of not less than ten percent (10%) of all the outstanding shares entitled to vote on the matter for which the meeting is called, or by such other officers or persons as may be provided in the articles of incorporation or these by-laws.

Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a meeting to act on an amendment to the articles of incorporation, a plan of merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the corporation, with postage thereon prepaid.

Section 5. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the Business Corporation Act or the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may, in advance of the record date, fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days immediately preceding such meeting or other action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. The record date for a special meeting called at the demand of the shareholders shall be the date the first shareholder signs the demand notice. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof.

Section 7. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders, arranged in alphabetical order and by voting group, with the address of and the number of shares held by each, which list, for a period beginning two business days after notice of the meeting for which the list was prepared is given, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 8. Quorum. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, that if less than a majority of such outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of such shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act, the articles of incorporation or these by-laws.

Section 9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for that shareholder by signing a proxy appointment form and delivering it to the person so appointed. Such proxy shall be filed with the secretary of the corporation before the time of the meeting. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy.

Section 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 11. Voting of Shares by Certain Holders. Shares may not be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for the directors of the second corporation. Shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Section 12. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting, unless an inspector or inspectors shall have been previously appointed for such meeting by resolution of the board of directors. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13. Informal Action by Shareholders. Any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the corporation for filing with the corporate records.

Section 14. Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder entitled to vote shall demand that voting be by ballot.

Section 15,. Organization of Meetings. At each meeting of shareholders, one of the following officers shall act as chairman and shall preside thereat, in the following order of precedence: the president; any vice president acting in place of the president as provided by these by-laws; any person designated by the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote.

ARTICLE III

DIRECTORS

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than one nor more than seven. The terms of all directors expire at the next annual meeting of shareholders following their election. Despite the expiration of a director’s term, that director continues to serve until the next meeting of shareholders at which directors are elected or until that director’s earlier resignation or removal. A director need not be a resident of the State of Texas or a shareholder of the corporation.

Section 3. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Texas.

Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. Other regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 5. Special Meetings. Special meetings of the board of directors may be called by the president and shall be called by the president or secretary on the written request of a majority of directors.

Section 6. Notice. Written notice of any special meeting shall be given at least five days before the meeting to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, provided such notice is mailed at least five days before the meeting. Any director may waive notice of any meeting by a written waiver, signed by the director entitled to the notice and filed with the corporate records. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of members of the board of directors, as provided in Section 2 of this Article III, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a majority of such number of directors are present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors, or by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which that director was elected. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

Section 9. Informal Action by Directors. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or by all the members of such committee, as the case may be. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date. Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of Texas under the Business Corporation Act.

Section 10. Participation with Communications Equipment. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 11. Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members. In addition, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be compensated additionally for so serving.

Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the dissent of that director shall be entered in the minutes of the meeting or unless that director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13. Committees. The board of directors may create one or more committees, each having two or more members of the board of directors, who serve at the pleasure of the board of directors. To the extent specified by the board of directors, each committee may exercise the authority of the board of directors in the management and direction of the corporation, provided that a committee may not (a) authorize distributions; (b) approve or recommend to shareholders any act required by the Business Corporation Act to be approved by shareholders; (c) fill vacancies on the board of directors or on any of its committees; (d) amend the articles of incorporation; (e) adopt, amend or repeal the by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board of directors; (h) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board of directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale of the number of shares to be allocated to particular employees under an employee benefit plan; or (i) amend, alter, repeal, or take action inconsistent with, any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

ARTICLE IV

OFFICERS

Section 1. Offices. The officers of the corporation shall consist of a president, one or more vice presidents (the number, seniority and any other designations thereof to be determined by the board of directors), a secretary and a treasurer, and such other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

Section 2. Annual Election. At the first meeting after each annual meeting of shareholders, the board of directors shall elect a president, one or more vice presidents, a secretary and a treasurer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

Section 3. Additional Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. Compensation of Officers. The compensation of all officers and agents of the corporation shall be fixed by or under the direction of the board of directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

Section 5. Term of Office and Vacancy. Each elected officer shall hold office until a successor is elected and qualified or until such officer’s earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the board of directors for the unexpired portion of the term. Each appointed officer shall serve at the pleasure of the board of directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 7. President. The president shall (a) be the chief executive officer of the corporation, and shall have supervision over and be in charge of the business of the corporation and its other officers and its employees and agents, subject to the control of the board of directors;

(b) be authorized to execute all documents in the name and on behalf of the corporation; and (c) perform all duties incident to the office of president and such other duties as the board of directors may from time to time prescribe.

Section 8. Vice Presidents. In the absence of the president or in the event of the inability or refusal of the president to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order of seniority of title, or in the event of equal seniority, then in the order designated, or in the absence of any designation, then in the order named in the most recent resolution providing for the annual election of officers) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

Section 9. Secretary. The secretary shall (a) attend meetings of the board of directors and meetings of the shareholders and record minutes of the proceedings of the meetings of the shareholders and of the board of directors, and when required, shall perform like duties for the committees of the board; (b) assure that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) maintain custody of the corporate records of the corporation; (d) keep or cause to be kept a register of the post office address of each shareholder as furnished to the secretary by such shareholders; (e) sign with the president or a vice president certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have charge of the stock transfer books of the corporation and authority over a stock transfer agent, if any; (g) certify copies of the by-laws, resolutions of the shareholders and board of directors and committees thereof and other documents of the corporation as true and correct copies thereof; and (h) perform all duties incident to the office of secretary and such other duties as the board of directors or the president may from time to time prescribe.

Section 10. Assistant Secretaries. The assistant secretary, or if there is more than one, the assistant secretaries respectively, as authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors, and shall, in the absence of the secretary or in the event of the inability or refusal of the secretary to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors, the president or the secretary may from time to time prescribe.

Section 11. Treasurer. The treasurer shall (a) have custody of the funds and securities of the corporation; (b) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors; (c) maintain adequate accounts of the corporation; (d) disburse the funds of the corporation as may be ordered by the board of directors; (e) submit financial statements to the president and the board of directors; and (f) perform all duties incident to the office of treasurer and such other duties as the board of directors or the president may from time to time prescribe.

Section 2. Assistant Treasurers. The assistant treasurer, or if there is more than one, the assistant treasurers respectively, as authorized by the board of directors, shall, in the absence of the treasurer or in the event of the inability or refusal of the treasurer to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the president or the treasurer may from time to time prescribe.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract and execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4. Deposits. All funds of the corporation other than petty cash shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI

SHARES

Section 1. Issued Shares. The issued shares of the corporation may be represented by certificates, or may be uncertificated shares, in either case in whole or in part, as determined and authorized by the board of directors.

Section 2. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. If any officer of the corporation, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar, before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue. Certificates for shares shall be individually numbered or otherwise individually identified. Each certificate for shares shall state the name of the registered owner of the shares in the stock ledger, the number and the class and series, if any, of such shares, and the date of issuance of the certificate.

Section 3. Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of the shares of the corporation shall be uncertificated shares, and may provide an election by individual shareholders to receive certificates or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Act or these bylaws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 4. Registration of Transfers of Shares. Transfers of shares shall be registered in the records of the corporation upon request by the registered owner thereof in person or by a duly authorized attorney, upon presentation to the corporation or to its transfer agent (if any) of a duly executed assignment and other evidence of authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates for shares surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The person in whose name shares are registered in the stock ledger of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 5. Lost Certificates. The corporation may issue a new share certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, by the person claiming the share certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VII

OTHER. PROVISIONS

Section 1. Distributions. The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restriction in the articles of incorporation and subject to any limitations provided by law.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the board of directors.

Section 3. Seal. The board of directors may, but shall not be required to, provide by resolution for a corporate seal, which may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

Section 4. Indemnification of Directors and Officers. Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the Business Corporation Act as it may be in effect from time to time. The corporation shall report any indemnification or advance payment pursuant to this section in writing to the shareholders with or before the notice of the next shareholders meeting.

ARTICLE VIII

EMERGENCY BY-LAWS

Section 1. Emergency Board of Directors. In the event a quorum of the board of directors can not readily be convened for action due to (a) an attack or imminent attack on the United States or any of its possessions, (b) any nuclear or atomic disaster, or (c) any other catastrophe or emergency condition, the vacant director positions shall be filled by the following persons (to the extent they are not already directors and are willing and able to serve) in the following order: the president, the vice presidents in order of seniority, the treasurer, the secretary, any other officers in order of seniority and any other persons in such order as named by the board of directors on any list as it may compile from time to time for purposes of appointing such successor directors. Such new board of directors shall be referred to as the emergency board of directors of the corporation. The initial Chairman of the Board of the emergency board of directors (“Chairman”) shall be the regularly-elected director, if any, who has served on the board of directors for the longest period of time and, if all directors on the emergency board of directors are successor directors appointed pursuant to this Section, the Chairman shall be determined according to the same order of priority as such successor directors are appointed pursuant to this Section. The directors appointed pursuant to this Section shall serve until the next annual or special meeting of shareholders at which directors are to be elected.

Section 2. Powers. The emergency board of directors shall have all of the rights, powers and duties of the board of directors except such emergency board of directors may not amend the Articles of Incorporation of the corporation nor approve a merger, sale of all or substantially all of the assets of the corporation, liquidation or dissolution.

Section 3. Notice of Meetings. Notice of any meeting of the emergency board of directors held during any emergency described in Section 1 of this Article VIII may be given only to such directors or successor directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including, without limitation, publication or radio.

Section 4. Liability. No officer, director or employee of the corporation acting in accordance with this Article VIII shall be liable to the corporation, except for willful misconduct.

Section 5. By-laws. To the extent not inconsistent with this Article VIII, the by-laws of the corporation shall remain in effect during any emergency described in Section 1 of this Article VIII.

Section 6. Interpretation. If, by operation of law or otherwise, any of the provisions of this Article VIII are deemed to be invalid or not controlling, such provisions shall be construed by any court or agency having competent jurisdiction as a determinative factor evidencing the intent of the corporation.

ARTICLE IX

AMENDMENTS

These by-laws may be altered, amended or repealed, and new by-laws may be adopted, at any meeting of, or by informal action of, the shareholders or the board of directors.